                                                                     EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            STUDENT ADVANTAGE, INC.,


                                  EDU.COM, INC.


                                       AND


                         THE OTHER PARTIES NAMED HEREIN


                              --------------------



                               AS OF MAY 10, 2001

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I   THE ASSET PURCHASE....................................................................................1

   1.1   Purchase and Sale of Assets..............................................................................1
   1.2   Liabilities..............................................................................................3
   1.3   Base Purchase Price......................................................................................4
   1.4   The Closing..............................................................................................5
   1.5   Allocation...............................................................................................7
   1.6   Performance-Related Adjustment of Purchase Price.........................................................7
   1.7   Certain E-Commerce Transactions..........................................................................8
   1.8   Further Assurances.......................................................................................8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................9

   2.1   Organization, Qualification and Corporate Power..........................................................9
   2.2   Indebtedness............................................................................................10
   2.3   Authorization of Transaction............................................................................10
   2.4   Noncontravention........................................................................................10
   2.5   Subsidiaries............................................................................................10
   2.6   Financial Information...................................................................................11
   2.7   Absence of Certain Changes..............................................................................11
   2.8   Undisclosed Liabilities.................................................................................12
   2.9   Tax Matters.............................................................................................12
   2.10  Ownership and Condition of Assets.......................................................................13
   2.11  Books and Records.......................................................................................14
   2.12  Real Estate.............................................................................................14
   2.13  Intellectual Property...................................................................................14
   2.14  Inventory...............................................................................................15
   2.15  Contracts...............................................................................................15
   2.16  Insurance...............................................................................................17
   2.17  Litigation..............................................................................................17
   2.18  Warranties..............................................................................................17
   2.19  Employees...............................................................................................17
   2.20  Employee Benefits.......................................................................................18
   2.21  Environmental Matters...................................................................................19
   2.22  Legal Compliance........................................................................................20
   2.23  Customers and Suppliers.................................................................................20
   2.24  Permits.................................................................................................20
   2.25  Certain Business Relationships With Affiliates..........................................................20
   2.26  Brokers' Fees...........................................................................................20
   2.27  Investment Representation...............................................................................21
   2.28  Disclosure..............................................................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................................22

   3.1   Organization, Qualification and Corporate Power.........................................................22
   3.2   Capitalization..........................................................................................22
   3.3   Authorization of Transaction............................................................................23

   3.4   Noncontravention........................................................................................23
   3.5   Reports and Financial Statements........................................................................23
   3.6   Absence of Material Adverse Change......................................................................24
   3.7   Brokers' Fees...........................................................................................24
   3.8   Disclosure..............................................................................................24

ARTICLE IV  INDEMNIFICATION......................................................................................24

   4.1   Indemnification by the Stakeholders.....................................................................24
   4.2   Indemnification Claims..................................................................................25
   4.3   Survival of Representations and Warranties..............................................................26
   4.4   Limitations.............................................................................................27

ARTICLE V   POST-CLOSING AGREEMENTS..............................................................................28

   5.1   Proprietary Information.................................................................................28
   5.2   No Solicitation or Hiring of Former Employees...........................................................28
   5.3   Non-Competition Agreement...............................................................................28
   5.4   Sharing of Data.........................................................................................29
   5.5   Nasdaq Listing..........................................................................................29
   5.6   Use of Name.............................................................................................29
   5.7   Expenses................................................................................................29
   5.8   Restrictions on Transfer................................................................................30
   5.9   Solvency................................................................................................30
   5.10  Reservation of the Shares...............................................................................31
   5.11  Employee Matters and Option Grants......................................................................31

ARTICLE VI  DEFINITIONS..........................................................................................32

ARTICLE VII MISCELLANEOUS........................................................................................34

   7.1   Transfer and Sales Tax..................................................................................34
   7.2   Press Releases and Announcements........................................................................34
   7.3   No Third Party Beneficiaries............................................................................35
   7.4   Entire Agreement........................................................................................35
   7.5   Successors and Assigns..................................................................................35
   7.6   Counterparts and Facsimile Signature....................................................................35
   7.7   Headings................................................................................................35
   7.8   Notices.................................................................................................35
   7.9   Governing Law...........................................................................................36
   7.10  Certain Provisions Regarding Stakeholders...............................................................36
   7.11  Amendments and Waivers..................................................................................36
   7.12  Severability............................................................................................36
   7.13  Dispute Resolution......................................................................................36
   7.14  Construction............................................................................................38

Exhibit A-1 - Form of Buyer Warrant I

Exhibit A-2 - Form of Buyer Warrant II

Exhibit A-3 - Form of Performance Warrant

Exhibit B - Form of Sublease

                            ASSET PURCHASE AGREEMENT

     Agreement entered into as of May 10, 2001 by and among Student Advantage, Inc., a Delaware corporation (the "Buyer"), edu.com, a Delaware corporation (the "Seller"), and those debtholders of the Seller who are listed on the signature page of this Agreement under the caption "Stakeholders" (the "Stakeholders"). The Buyer, the Seller and the Stakeholders are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets and assume certain of the liabilities of the Seller.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                               THE ASSET PURCHASE

     1.1  Purchase and Sale of Assets.

          (a) ACQUIRED ASSETS. Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing (as defined in Section 1.4(a)), for the consideration specified below in this
Article I, all right, title and interest in, to and under all of the assets of the Seller existing as of the Closing (collectively, the "Acquired Assets"), including without limitation:

               (i) any inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items, wherever located, including consignment inventory and inventory held on order or in transit;

               (ii) all equipment, tools, furniture, fixtures, leasehold improvements, motor vehicles and other tangible personal property;

               (iii) all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation (including without limitation the Seller's e-commerce engine and the Seller's licenses of technology from Epiphany and Microsoft), (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof, including without limitation those trademark applications and domain name registrations listed on SCHEDULE 1.1(a) (collectively, "Intellectual Property");

               (iv) except as provided in Sections 1.1(b)(v), (vi) and (vii), all rights under contracts, agreements or instruments to which the Seller is a party, including without limitation any agreements or instruments securing any amounts owed to the Seller, and any licenses or sublicenses relating to Intellectual Property (collectively, the "Assigned Contracts");

               (v) all securities owned by the Seller, including securities of its subsidiaries;

               (vi) all claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment and rights under warranties relating to the Assumed Contracts but excluding such items relating to Retained Assets, and excluding any such item relating to the payment of Taxes (as defined in Section 2.9);

               (vii) all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights ("Permits") issued by or obtained from any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"); and

               (viii) copies of all books, records, accounts, ledgers, files, documents, correspondence, lists, employment records (other than confidential records the disclosure of which is prohibited by law), manufacturing and procedural manuals, advertising and promotional materials, studies, reports and other printed or written materials.

          (b) RETAINED ASSETS. Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the following assets (the "Excluded Assets"):

               (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Seller as a corporation;

               (ii) any of the rights of the Seller under this Agreement or under the bill of sale and other instruments of conveyance referred to in
Section 1.4(b)(vi), and the instrument of assumption and other instruments referred to in Section 1.4(b)(ii) (the "Ancillary Agreements");

               (iii) all cash, cash equivalent instruments, short-term investments, marketable securities, deposits, bank accounts and other similar assets;

               (iv) all trade and other accounts receivable and notes receivable that are payable to the Seller;

               (v) any employment agreements;


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


               (vi) any leases or subleases of real property; and

               (vii) those assets listed on SCHEDULE 1.1(b) attached hereto.

     1.2  LIABILITIES.

          (a) ASSUMED LIABILITIES. Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, (i) all liabilities relating to E-commerce transactions which occur after 11:59 p.m. on the date hereof as provided in Section 1.4, (ii) all payment obligations of the Seller arising after the Closing under the Assigned Contracts and all other obligations under the Assigned Contracts, whenever arising (provided that if the Seller has received payment of $1,000 or more for services not yet performed under any such Assigned Contract, it shall pay such amount to the Buyer in the same manner as is provided in Section 1.4), (iii) those obligations of the Seller under the Lincoln Street Lease (as defined in Section 1.4(b)(xiv) which are to be assumed by the Buyer under the Sublease referred to in Section 1.4(b)(xiv), and (iv) those liabilities set forth on
Schedule 1.2(a)(iv) (collectively, the "Assumed Liabilities").

          (b) RETAINED LIABILITIES. The Buyer shall not assume or become responsible for, and the Seller shall remain liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, without limitation, the following:

               (i) all liabilities of the Seller for income, transfer, sales, use or other Taxes arising in connection with the consummation of the transactions contemplated by this Agreement (including without limitation any income Taxes arising as a result of the transfer by the Seller to the Buyer of the Acquired Assets;

               (ii) all liabilities of the Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

               (iii) all liabilities or obligations of the Seller under this Agreement or the Ancillary Agreements;

               (iv) all liabilities of the Seller for any Taxes, including without limitation deferred taxes or taxes measured by income of the Seller earned prior to the Closing, any liabilities for federal or state income tax and FICA taxes of employees of the Seller which the Seller is legally obligated to withhold prior to the Closing, any liabilities for employer FICA and unemployment taxes incurred prior to the Closing, and any liabilities for sales, use or excise taxes or customs and duties incurred prior to the Closing;

               (v) all liabilities and obligations of the Seller under any agreements, contracts, leases or licenses which are described under Sections 1.1(b)(v) and (vi) or listed on SCHEDULE 1.1(b);

               (vi) except as provided in Section 1.2(a), all obligations of the Seller arising prior to the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract;

               (vii) any obligations of the Seller for remediation of services rendered or sold prior to the Closing;

               (viii) all liabilities and obligations of the Seller arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or non-compliance with any law, rule or regulation (including without limitation Environmental Laws (as defined in Section 2.21(a)), any judgment, decree or order of any Governmental Entity, or any Permit;

               (ix) all liabilities and obligations of the Seller, whether arising before or after the Closing, under any Employee Benefit Plan (as defined in Section 2.20(d));

               (x) all liabilities or obligations of the Seller to pay severance benefits to any former employee or employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement or otherwise, and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal, state or local law or regulation under any Employee Benefit Plan established or maintained by the Seller, except for amounts payable (and not theretofore paid or required to be paid by the Seller pursuant to Section 1.4(xx)) to former employees of the Seller whom the Buyer elects to hire and who have remained employees of the Buyer for a period of 90 days prior to termination of their employment with the Buyer;

               (xi) all liabilities of the Seller for injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including without limitation any workers compensation claim);

               (xii) all liabilities of the Seller for medical, dental and disability (both long-term and short-term benefits), whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing); and

               (xiii) except as set forth in Section 1.2(a) hereof, all trade payables and other liabilities of the Seller to the extent that they have not been paid or discharged prior to the Closing.

     1.3 BASE PURCHASE PRICE. The base purchase price to be paid by the Buyer for the Acquired Assets at the Closing shall be (i) 90,000 shares (the "Shares") of common stock, par value $.01 per share, of the Buyer (the "Common Stock"),
(ii) a warrant ("Buyer Warrant I") in the form attached hereto as EXHIBIT A-1 to purchase 225,000 shares of the Common Stock at a purchase price equal to the average closing price of the Common Stock for the 30 trading days ending on the second trading day prior to the Closing Date (as defined in Section 1.4(a)) as reported on the Nasdaq National Market (the "Average Closing Price"), (iii) a warrant ("Buyer

Warrant II") in the form attached hereto as EXHIBIT A-2 to purchase 225,000 shares of the Common Stock at a purchase price equal to 150% of the Average Closing Price and (iv) cancellation of that certain secured promissory note, dated March 22, 2001, made by the Seller in favor of the Buyer (the "Secured Promissory Note"). The Shares, Buyer Warrant I, Buyer Warrant II, the Performance Warrant referred to in Section 1.6 and the shares of Common Stock for which Buyer Warrant I, Buyer Warrant II and the Performance Warrant may be exercised are referred to collectively herein as the "Securities." The Shares, Buyer Warrant I, Buyer Warrant II, the Performance Warrant, the cancellation of the Secured Promissory Note, the Buyer's assumption of the Assumed Liabilities and Buyer's payment to the Seller at Closing of $26,000 in cash (which cash the Seller shall use to pay in full $26,000 of obligations of the Seller to parties to the Assigned Contracts or such lesser amount of obligations of Seller to parties to the Assigned Contracts as may exist on the date hereof, in which case Seller shall use the balance of such cash as it deems appropriate) are referred to collectively as the "Purchase Price".

     1.4  THE CLOSING.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m. local time on the date hereof (the "Closing Date").

          (b)  At the Closing:

               (i) the Buyer shall pay to the Seller the Purchase Price as specified in Section 1.3 by (x) holding as pledgee the certificates evidencing the Shares, Buyer Warrant I and Buyer Warrant II, all registered in the name of the Seller and (y) delivering the Secured Promissory Note, marked canceled;

               (ii) the Buyer shall execute and deliver to the Seller an instrument of assumption and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

               (iii) the Buyer shall deliver to the Seller a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

               (iv) the Buyer shall deliver to the Seller certificates of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents referred to in Section 3.1;

               (v) the Seller shall execute and deliver to the Buyer a bill of sale and such other instruments of conveyance (such as trademark assignments, assigned certificates or documents of title and stock transfer powers) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

               (vi) the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature;

               (vii) the Seller shall deliver to the Buyer all technical data, formulations, product literature and other documentation relating to the Seller's business, all in form and substance satisfactory to the Buyer;

               (viii) the Seller shall deliver to the Buyer such contracts, files and other data and documents pertaining to the Acquired Assets or the Seller's business as the Buyer may reasonably request;

               (ix) the Seller shall deliver to the Buyer copies of the general ledgers and books of account of the Seller, and all federal, state and local income, franchise, property and other tax returns filed by the Seller with respect to the Assets since inception;

               (x) the Seller shall execute and deliver to the Buyer a pledge agreement (the "Pledge Agreement") and such other instruments as the Buyer may reasonably request in order to effect the pledge to the Buyer of all of the Securities;

               (xi) the Seller shall deliver to the Buyer a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Seller in Delaware;

               (xii) the Seller shall deliver to the Buyer certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 2.1;

               (xiii) Testa, Hurwitz & Thibeault, LLP, counsel to the Seller, shall have delivered to the Seller an opinion dated as of May 2, 2001, a copy of which has heretofore been reviewed by the Buyer;

               (xiv) the Seller and the Buyer shall have agreed upon and attached hereto as EXHIBIT B a form of Sublease of premises (the "Premises") at 125 Lincoln Street, Boston, Massachusetts (the "Lincoln Street Lease");

               (xv) Bejul Somaia, Tom Pappalardo, Chris Picanso, Brad Walker, Joseph Davis and Matthew Berk shall each have entered into employment arrangements satisfactory to the Buyer, containing non-competition and non-solicitation covenants;

               (xvi) the Seller shall pay to each of its employees who is contractually entitled to a retention bonus upon consummation of the transactions contemplated by the Agreement the respective amount set forth next to his or her name on SCHEDULE 1.4(b)(XVI) or to each such employee a lesser amount in exchange for a full release of any and all claims against the Seller and the Buyer, fully satisfactory in form and substance to the Buyer;

               (xvii) the Seller shall have paid all required severance benefits, cash for accrued vacation and similar amounts to all of its employees that it has terminated prior to the date hereof, except for Matthew J. Stover, Bejul Somaia, Linda Kanner and Adam Kanner, each of whom shall have executed and delivered to the Seller a full written release of any and all claims that he or she may have against the Seller; and


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


               (xviii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

     1.5 ALLOCATION. The Buyer and the Seller agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes). The Secured Promissory Note shall be the purchase price for those Acquired Assets which are currently collateral for the Secured Promissory Note and the remainder of the Purchase Price shall be the purchase price for the other Acquired Assets.

     1.6 PERFORMANCE-RELATED ADJUSTMENT OF PURCHASE PRICE. The Purchase Price set forth in Section 1.3 shall be subject to adjustment after the Closing Date (if the conditions set forth below are satisfied) as follows:

          (a) On March 31, 2002 (or such later date as is required under Section 1.6(c)), the Buyer will issue, and hold as pledgee, a warrant registered in the name of the Seller in the form attached hereto as EXHIBIT A-3 (the "Performance Warrant") to purchase the following number of shares of Common Stock (but in no event more than 1,000,000 shares) at a purchase price per share equal to the Average Closing Price, if the Buyer attains the following amounts of Gross Margin from Qualifying Revenues (as hereinafter defined):

                                                                 Total Number of Shares Covered by the
  Gross Margin from Qualifying Revenues                                     Performance Warrant
--------------------------------------------------------         -------------------------------------

Less than $400,000                                                                        0
At least $400,000 but less than $900,000                                            333,334
At least $900,000 but less than $1,400,000                                          666,667
At least $1,400,000                                                               1,000,000

          (b) "Gross Margin" and "Revenues" are defined as gross margin and revenues calculated and recognized in accordance with generally accepted accounting principles applied on a basis consistent with the Buyer's past practices in calculating and recognizing Gross Margin and Revenues. "Qualifying Revenues" are defined as revenues directly attributable to the sales of hardware, software, electronics and peripheral products sold through the electronic commerce tool developed by the Seller and acquired by the Buyer pursuant to this Agreement or through any third party web site with whom the Seller's business under the Buyer's ownership of the Seller has a contractual relationship to sell electronics, hardware, software, and peripheral products between the date hereof and December 31, 2001; PROVIDED, HOWEVER, that Gross Margin from Qualifying Revenues shall exclude gross margin attributable to media, merchandising and marketing revenues earned by the Buyer related to the electronics, hardware, software and peripheral product categories.

          (c) No later than February 28, 2002, the Buyer shall prepare and deliver to Seller and Stakeholders the calculation of the Gross Margin, as determined in accordance with this Section 1.6. The calculation of the Gross Margin shall be final and binding upon the Seller and the representative of the Stakeholders appointed pursuant to Section 13 of the Pledge Agreement unless Seller within thirty (30) days of receipt of the calculation notifies the Buyer that the calculation is in dispute. In such case the parties shall discuss and try to resolve the dispute in good faith. In the event the parties are unable to resolve the dispute within ten (10) days of receipt by the Buyer of the notice of dispute then they or any of the parties may submit a statement setting forth the issue of disagreement to a mutually agreed upon certified public accounting firm for a binding and nonappealable determination to be rendered within thirty
(30) days after such submission. Such accounting firm shall have the right to review, on a confidential basis, the Buyer's records relating to gross revenues and other items referred to in Section 1.6(b) as they relate to Gross Margins from Qualifying Revenues. Such accounting firm's fees and expenses shall be borne 50% by the Seller and 50% by the Buyer. The Seller shall also have the right to retain, at its sole expense, accountants to investigate the facts involved in such disputes.

          (d) All managerial decisions regarding the conduct of the Buyer's business shall be made by the Buyer in its sole discretion, and nothing contained in this Agreement shall require the Buyer to market, promote, produce, finance or otherwise support the products described in Section 1.6(b) or, if it elects to do so, to deal with such products in any particular manner.

     1.7 CERTAIN E-COMMERCE TRANSACTIONS. E-commerce purchase and sale transactions shall be for the account of the Seller or the Buyer depending on whether they occur before or after 11:59 p.m. on the date hereof. All aspects of each transaction, including recognition of revenues, risk of collection, and payment of costs, shall be allocated to the Seller or to the Buyer based upon this criterion. The Seller and the Buyer shall account to one another at least weekly and each party shall within 15 business days remit any payments received by it that are allocable to the other party hereunder and reimburse the other party for any costs paid by such other party if such costs are allocable to it, rather than to such other party.

     1.8 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof, including using its best efforts to diligently and repeatedly contact any third parties to Assigned Contracts whose consent is required to the assignment of such Contracts to seek to obtain such consents; PROVIDED, HOWEVER, that the Buyer may, in its sole discretion, elect to treat or not to treat as an Assigned Contract any contract not listed in SCHEDULE 1.1(b) hereto whose existence is made known to the Buyer after the Closing Date. The Seller and the Buyer shall enter into the Sublease, substantially in the form attached hereto as EXHIBIT B, on or prior to May 11, 2001. The Seller shall deliver the Sublease, together with a request for consent of the landlord to the Sublease in the form delivered at the Closing pursuant to Section 1.4(b)(xiv), to the landlord on or prior to May 15, 2001, and shall use its best efforts to obtain the consent of the landlord to the Sublease. At any time and from time to time after the date hereof, at the request of the Buyer and without further consideration, the Seller hereby agrees to execute and deliver such other documents and take such action as the Buyer may reasonably determine is necessary to obtain the consent of the landlord to the Sublease. The Seller shall maintain its corporate existence for so long as the Sublease is in effect and shall provide financial statements to the landlord, maintain insurance policies in effect and take such other steps as shall be reasonably necessary to keep the lease and the Sublease in effect without breaches or defaults thereof. The Seller shall not provide access to the Premises to any person without the prior written consent of the Buyer. The Seller shall not enter into any other sublease involving the Premises with any person other than the Buyer or its designees.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Seller to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this
Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs. For purposes of this
Article II, the phrase "to the knowledge of the Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of the officers of the Seller, as well as any other knowledge which such officers would have possessed had they made diligent inquiry of appropriate employees and agents of the Seller with respect to the matter in question.

     2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Seller is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

     As used in this Agreement, the term "Seller Material Adverse Effect" means a material adverse effect on the business, financial condition, properties, results of operation or prospects of the Seller, provided, however, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Seller Material Adverse Effect: (a) any change arising out of conditions affecting the economy or industry of the Seller in general which does not affect the Seller in a materially disproportionate manner relative to other participants in the economy or such industry, respectively, or
(b) with respect to the Seller, employee attrition, or delays or cancellations of projects (or contracts) involving the Seller and any third party (including any delay or pause in negotiations with such third party) which is attributable to the announcement of the execution of this Agreement and the transactions contemplated hereby. Except as set forth in the preceding sentence, a Material Adverse Effect will be deemed to exist if the "effect" results in or could reasonably be expected to result in a liability or reduction in value of the Seller's assets in excess of $50,000.

     2.2 INDEBTEDNESS. The Stakeholders are the only persons, other than the Buyer and unsecured trade creditors, who hold debt of the Seller. Section 2.2 of the Disclosure Schedule sets forth a complete list of all such Stakeholders and the respective amounts of bridge notes, other promissory notes and other debt securities held by each (the "Outstanding Notes").

     2.3 AUTHORIZATION OF TRANSACTION. The execution, delivery and performance by the Seller of this Agreement and the agreements and instruments contemplated hereby and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action. No other corporate act or proceeding on the part of the Seller or any stockholder or debtholder thereof is necessary to authorize this Agreement or the other agreements and instruments contemplated hereby, or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     2.4 NONCONTRAVENTION. Except as described in Section 2.4 of the Disclosure Schedule, neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Seller, (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Seller Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not have a Seller Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets. For purposes of this Agreement:
"Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Seller and not material to the Seller. "Ordinary Course of Business" means the ordinary course of business of the Seller's business, consistent with past custom and practice (including with respect to frequency and amount).

     2.5 SUBSIDIARIES. The Seller has no subsidiaries nor any equity or other beneficial interest in any corporation, partnership, limited liability company, joint venture or other entity.

     2.6  FINANCIAL INFORMATION.

          (a) The Seller has provided to the Buyer the unaudited balance sheets and statements of income of the Seller as of and for the period from inception through December 31, 2000 and the two months ended February 28, 2001 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations of the Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Seller; provided, however, that the two-month Financial Statements above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

          (b) Section 2.6(b) of the Disclosure Schedule contains a complete and accurate list of all liabilities of the Seller on the date hereof (including without limitation all claims of employees for wages, fringe benefits, severance payments or other amounts) and a complete and accurate accounting of all cash and cash-equivalent items of the Seller on the date hereof.

     2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, except as provided in Section 2.7 of the Disclosure Schedule, (a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Seller Material Adverse Effect, and (b) the Seller has not taken any of the following actions:

               (i) created, incurred or assumed any indebtedness (including obligations in respect of capital leases); assumed, guaranteed, endorsed or otherwise became liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or made any loans, advances or capital contributions to, or investments in, any other person or entity;

               (ii) entered into, adopted or amended any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20(d) or increased in any manner the compensation or fringe benefits of, or modified the employment terms of, or paid any bonus or other benefit to, its directors, officers, employees or consultants, generally or individually;

               (iii) acquired, encumbered, sold, leased, licensed or disposed of any assets or property, other than (i) purchases and sales of assets in the Ordinary Course of Business, and (ii) entered into or amended any marketing agreement, license agreement, web-linking agreement, or sponsor agreement to improve and extend the business of the Seller which involves a duration of less than two months and the total expenditure by the Seller of less than $5,000 of cash, products or services and does not involve any exclusivity, most favored third-party status, partnership or joint venture status, revenue sharing or cost sharing provisions;

               (iv) mortgaged or pledged any of its property or assets or subjected any such property or assets to any Security Interest;

               (v) discharged or satisfied any Security Interest or paid any obligation or liability other than in the Ordinary Course of Business;

               (vi) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

               (vii) made or committed to make any capital expenditure in excess of $2,500 per item or $10,000 in the aggregate or as set forth in Section 2.7(b)(vii) of the Disclosure Schedule;

               (viii) instituted or settled any Legal Proceedings (as defined below);

               (ix) made or revoked any material Tax election or settled or compromised any material claim in respect of any Taxes; and

               (x) agreed in writing or otherwise to take any of the foregoing actions.

     2.8 UNDISCLOSED LIABILITIES. Except as described in Section 2.8 of the Disclosure Schedule, the Seller has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the February 28, 2001 balance sheet of the Seller referred to in Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities (other than claims for breach of contract, breach of warranty or tort) incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. Section 2.6(b) of the Disclosure Schedule contains a complete and accurate list of all liabilities, whether absolute or contingent, liquidated or unliquidated and whether due or to become due, as of the date hereof.

     2.9  TAX MATTERS.

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

               (ii) "Tax Returns" means all reports, returns, extensions, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Seller has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Seller is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Seller has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Seller do not exceed the reserves for Taxes reflected as of the Most Recent Balance Sheet Date. The Seller has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Seller during a prior period) other than the Seller. All Taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (c) The Seller has not yet been required to file any federal income Tax Returns. The federal income Tax Returns of the Seller have not been audited by the Internal Revenue Service. The Seller has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Seller together with all related examination reports and statements of deficiency for all periods from and after inception of the Seller. No examination or audit of any Tax Return of the Seller by any Governmental Entity is currently in progress or, to the knowledge of the Seller, threatened or contemplated. The Seller has not been informed by any jurisdiction that the jurisdiction believes that the Seller was required to file any Tax Return that was not filed. The Seller has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

     2.10 OWNERSHIP AND CONDITION OF ASSETS.

          (a) The Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests except for Security Interests held by the Buyer. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(vi), the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests except for Security Interests held by the Buyer.

          (b) The Acquired Assets, together with the Contracts and other assets which the Buyer has elected not to assume or receive, are entirely sufficient for the conduct of the Seller's businesses as presently conducted and constitute all assets used or useful in such businesses. Each tangible Acquired Asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as described in Section 2.10(b) of the Disclosure Schedule, all tangible Acquired Assets are located at the offices of the Seller at 125 Lincoln Street, Boston, Massachusetts 02111.

          (c) Section 2.10(c) of the Disclosure Schedule lists individually (i) all Acquired Assets which are fixed assets (within the meaning of GAAP), indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the Most Recent Balance Sheet Date, and (ii) all other Acquired Assets of a tangible nature (other than inventories) whose book value exceeds $2,500.

     2.11 BOOKS AND RECORDS. The minute books and other similar records of the Seller contain complete and accurate records of all actions taken at any meetings of the Seller's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Seller accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Seller and have been maintained in accordance with good business and bookkeeping practices.

     2.12 REAL ESTATE. The Seller does not own any interest in any real property (other than the leasehold interests disclosed in Section 2.12 of the Disclosure Schedule). Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to the Seller. The Seller has delivered complete and accurate copies of the leases and subleases listed in Section 2.12 of the Disclosure Schedule.

     2.13 INTELLECTUAL PROPERTY.

          (a) The Seller owns or has the right to use all Intellectual Property necessary (i) to use, develop, market and distribute the products developed, marketed, sold or licensed, and to provide the services provided, by the Seller to other parties (together, the "Customer Deliverables") or (ii) to operate the Seller's internal systems that are material to the business or operations of the Seller, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Seller and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Seller Intellectual Property"). Each item of Seller Intellectual Property will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Seller has taken all reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the knowledge of the Seller, (a) no other person or entity has any rights to any of the Seller Intellectual Property (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Seller Intellectual Property.

          (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity; PROVIDED, HOWEVER, that the foregoing representation is limited to the knowledge of the Seller with respect to infringements or violations of patents or patent applications of third parties. To the knowledge of the Seller, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity.
Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Seller alleging any such infringement, violation or misappropriation; and the Seller has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Seller relating to any such complaint, claim, notice or threat. The Seller has provided to the Buyer complete and accurate copies of all written documentation in the Seller's possession relating to claims or disputes known to the Seller concerning any Seller Intellectual Property.

          (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Seller has licensed, distributed or otherwise granted any rights to any third party with respect to, any Seller Intellectual Property.

          (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Seller Intellectual Property that is owned by a party other than the Seller, and the license or agreement pursuant to which the Seller uses it (excluding off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" or "click wrap" licenses, such exclusion only extending to programs used by the Seller solely for non-revenue generating administrative functions).

          (e) The Seller has not disclosed the source code for any of the software owned by the Seller (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(e) of the Disclosure Schedule, and the Seller has taken reasonable measure to prevent disclosure of such source code and other trade secrets.

          (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller. No portion of such copyrightable materials was jointly developed with any third party.

          (g) To the knowledge of the Seller, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

          (h) Attached as Section 2.13(h) of the Disclosure Schedule is the Seller's privacy policy which restricts the sale, assignment, transfer or other use of the Seller's customer lists and other databases.

     2.14 INVENTORY. Seller's inventory, if it has any, is saleable in the Ordinary Course Of Business, conforms to applicable specifications and is free of defects.

     2.15 CONTRACTS.

          (a) Section 2.15(a) of the Disclosure Schedule lists all agreements (written or oral) to which the Seller is a party as of the date of this Agreement, including without limitation:

               (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services, including without limitation those in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               (iii) any agreement establishing a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any employment or consulting agreement;

               (vii) any agreement involving any officer, director or stockholder of the Seller or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

               (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Seller Material Adverse Effect;

               (ix) any agreement which contains any provisions requiring the Seller to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

               (x) all Assigned Contracts; and

               (xi) any other agreement (or group of related agreements) either involving more than $1,000 or not entered into in the Ordinary Course Of Business.

          (b) The Seller has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15(a) of the Disclosure Schedule. With respect to each agreement so listed: (i) assuming due authorization and execution by all parties other than the Seller, the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) assuming due authorization and execution by all parties other than the Seller, the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Seller nor, to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other party under such contract.

          (c) The Buyer has elected to categorize each of the contracts listed in Section 2.15(a) of the Disclosure Schedule as either an Acquired Asset or an Excluded Asset. All consents required for the valid assignment of the Assigned Contracts to the Buyer are listed in Section 2.15(c) of the Disclosure Schedule.

     2.16 INSURANCE. Section 2.16 of the Disclosure Schedule lists any insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Seller is a party which covers the Acquired Assets and can be assigned to the Buyer. Such insurance policies are of the type and in amounts customarily carried by organizations at a similar stage of development conducting businesses or owning assets similar to those of the Seller. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Seller is not liable for retroactive premiums or similar payments, and the Seller is otherwise in compliance in all material respects with the terms of such policies. The Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

     2.17 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Seller which (a) seeks either damages in excess of $5,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     2.18 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than manufacturers' warranties for which the Seller has no liability. The Seller has incurred no expenses in fulfilling its obligations under any guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Seller does not know of any reason why such expenses should be incurred in the future.

     2.19 EMPLOYEES.

          (a) Section 2.19(a) of the Disclosure Schedule contains a list of all employees of the Seller, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a Confidentiality, Inventions Assignment and Non-Competition Agreement with the Seller, a copy of which has previously been made available to the Buyer. Section 2.19(a) of the Disclosure Schedule contains a list of all employees of the Seller who are a party to a non-competition agreement with the Seller; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Seller.

          (b) Except as set forth on Section 2.19(b) of the Disclosure Schedule, none of the employees of the Seller holds a temporary work authorization, including without limitation H-1B, F-1 or J-1 visas or work authorizations.

          (c) The Seller is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Seller.

     2.20 EMPLOYEE BENEFITS.

          (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to by the Seller. Complete and accurate copies of all Employee Benefit Plans have been delivered to the Buyer. The Seller has complied in all material respects, in the administration and operation of each Employee Benefit Plan, with the terms of any such plans and the requirements of applicable law (including without limitation ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder).

          (b) Section 2.20(b) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, consultant, director, officer or other employee and the Seller (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller of the nature of any of the transactions contemplated by this Agreement,
(B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such consultant, director, officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Seller that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Seller, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (c) Section 2.20(c) of the Disclosure Schedule sets forth the policy of the Seller regarding accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of the date hereof.

          (d) As used herein, the term "Employee Benefit Plan" means all liabilities and obligations of the Seller under any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     2.21 ENVIRONMENTAL MATTERS.

          (a) The Seller has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

          (b) The Seller has not released any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Seller. With respect to any such releases of Materials of Environmental Concern, the Seller has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Seller is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Seller that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Seller. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

          (c) Set forth in Section 2.21(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Seller (whether conducted by or on behalf of the Seller or a third party, and whether done at the initiative of the Seller or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Seller has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

          (d) The Seller is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Seller.

     2.22 LEGAL COMPLIANCE. The Seller and the conduct and operations of its business are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect.

     2.23 CUSTOMERS AND SUPPLIERS. Section 2.23 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Seller during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Seller. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Seller. No unfilled customer order or commitment obligating the Seller to process, manufacture or deliver products or perform services will result in a loss to the Seller upon completion of performance. No purchase order or commitment of the Seller is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

     2.24 PERMITS. Section 2.24 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Seller. Such listed Permits are the only Permits that are required for the Seller to conduct its businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Seller, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

     2.25 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Seller (a) owns any property or right, tangible or intangible, which is used in the business of the Seller, (b) has any claim or cause of action against the Seller, or (c) owes any money to, or is owed any money by, the Seller. Section
2.25 of the Disclosure Schedule describes any transactions or relationships between the Seller and any Affiliate thereof which have occurred or existed since January 1, 1999.

     2.26 BROKERS' FEES. Except as described in Section 2.26 of the Disclosure Schedule, the Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.27 INVESTMENT REPRESENTATION. With respect to the Securities:

          (a) The Seller (and, if and to the extent any of them may receive any of the Securities, each of the Stakeholders) is receiving the Securities for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, in violation of the Securities Act of 1933, as amended (the "Securities Act"). Any transfer of Securities from the Seller to the Stakeholders will be made only in accordance with the requirements of the Securities Act.

          (b) The Seller and each such Stakeholder has had such opportunity as it has deemed adequate to obtain from representatives of the Buyer such information as is necessary to permit him, her or it to evaluate the merits and risks of its investment in the Buyer.

          (c) The Seller and each such Stakeholders has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the issuance of the Securities and to make an informed investment decision with respect to such investment.

          (d) The Seller and each such Stakeholder can afford a complete loss of the value of such shares and are each able to bear the economic risk of holding the Securities for an indefinite period.

          (e) The Seller an each such Stakeholder understands that (i) the Securities have not been registered under the Securities Act and are "restricted securities" within the meaning of the Rule 144 under the Securities Act, (ii) the Securities cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least one year and even then will not be available unless a public market then exists for the common stock of the Buyer, adequate information concerning the Buyer is then available to the public, and other terms and conditions of Rule 144 are complied with, and (iv) there is now no registration statement on file with the Securities and Exchange Commission ("SEC") with respect to any capital stock of the Buyer has no obligation or current intention to register the Securities under the Securities Act.

          (f) A legend substantially in the following form will be placed on the certificates or other documents representing the Securities:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     2.28 DISCLOSURE. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Seller has disclosed to the Buyer all material information relating to the business of the Seller or the transactions contemplated by this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Seller complete and accurate copies of its Certificate of Incorporation and By-laws. As used in this Agreement, the term "Buyer Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operations or prospects of the Buyer and its subsidiaries, taken as a whole, PROVIDED, HOWEVER, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Buyer Material Adverse Effect:

          (a) any change arising out of conditions affecting the economy or the industry of the Buyer in general which does not affect the Buyer in a materially disproportionate manner relative to other participants in the economy or such industry, respectively,

          (b) any change in or in effect on the business of the Buyer and its subsidiaries caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement thereof,

          (c) any failure by the Buyer to meet internal projections or forecasts or published revenue or earnings predictions, or

          (d)  any decrease in the trading price of the Common Stock.

     3.2  CAPITALIZATION. The authorized capital stock of the Buyer consists of
(a) 150,000,000 shares of Common Stock, of which 39,674,915 shares were issued and outstanding as of April 3, 2001, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Securities will be, when issued in accordance with this Agreement, the Buyer Warrant I, the Buyer Warrant II and the Performance Warrant, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     3.3 AUTHORIZATION OF TRANSACTION. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     3.4 NONCONTRAVENTION. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Seller complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC on April 2, 2001 and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC between December 31, 2000 and the date of this Agreement (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2000 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

     3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

     3.7 BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.8 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1  INDEMNIFICATION BY THE STAKEHOLDERS.

          (a) The Seller and each of the Stakeholders (to the extent that they now or hereafter receive any of the Securities or any interest therein pursuant to Section 5.8) (the "Indemnifying Persons") shall indemnify the Buyer and each of its Affiliates, directors, officers, employees, agents and representatives in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer or any Affiliate, director, officer, employee, agent or representative thereof arising from, in connection with or otherwise with respect to (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller contained in this Agreement and (b) any payment of Satisfaction Consideration (as defined in Section 5.9(b)). The individual liability of each Stakeholder for Damages under this Article IV shall not exceed the fair market value of the Securities owned beneficially or of record by such Stakeholder. The liability of the Indemnifying Persons shall be several and not joint and no Stakeholder shall have any liability which exceeds the value of the Securities which such Stakeholder (which is an Indemnifying Person) shall own. Notwithstanding anything in this Article VI to the contrary, the rights of Indemnified Persons hereunder are limited to recourse against the Securities pursuant to the terms of the Pledge Agreement and as provided in Section 4.2(c). Each Stakeholder, by acceptance of the consideration to be received from the Buyer hereunder, hereby releases and discharges the Buyer and the Seller, and their respective officers, directors, employees, agents, successors and assigns from any claims, damages, liabilities or other obligations it may have against the Seller or the Buyer on or prior to the date hereof, whether fixed or contingent, known or unknown.

     4.2  INDEMNIFICATION CLAIMS.

          (a) A party entitled, or seeking to assert rights, to indemnification under this Article IV (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article IV may be sought. Such notification shall be given within 5 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; PROVIDED that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article IV and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article IV and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; PROVIDED that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

          (b) In order to seek indemnification under this Article IV for matters not involving Satisfaction Consideration, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the

"Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article IV for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages.

          (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Indemnified Party shall have recourse against pledged Securities equal in value to the Claimed Amount); (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Indemnified Party shall have recourse against pledged Securities equal in value to such part of the Claimed Amount); or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 4.2(d) for the resolution of such dispute (a "Dispute"). For purposes of this Section 4.2(c), the value of the pledged Securities shall be deemed to be as follows: Shares shall be valued at the average closing price of shares of the Buyer's Common Stock on the Nasdaq National Market for the 20 trading days (the "Average Trading Price") ending on the date on which Satisfaction Consideration is paid or the Indemnified Persons incur Damages other than Satisfaction Consideration, and Buyer Warrant I, Buyer Warrant II and the Performance Warrant shall each be valued at the same amount per underlying share, based on a calculation to be performed by Andersen LLP, of the value per underlying share of Buyer Warrant I using (i) the Black-Scholes model of valuation, (ii) the Average Trading Price and (iii) the methodology and assumptions consistent with the Buyer's past practices in determining warrant values with the exception that the volatility factor shall be 40%.

          (d)  Any Dispute shall be resolved as provided in Section 7.13.

          (e)  For purposes of this Section 4.2 and the last two sentences of
Section 4.3, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 4.2 or Section 4.3) shall be deemed to refer to the Indemnification Representatives named in the Pledge Agreement. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stakeholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Persons under this Article IV. The Indemnification Representatives shall have no liability to any Indemnifying Stakeholder for any action taken or omitted on behalf of the Indemnifying Persons pursuant to this
Article IV.

     4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller contained in this Agreement shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the first anniversary of the Closing Date (except for the representations and warranties contained in Section 2.9, which shall expire three months after the expiration of the applicable statute of limitations). If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party. All representations and warranties of the Buyer contained in this Agreement shall terminate at the Closing.

     4.4  LIMITATIONS.

          (a) Except with respect to claims based on fraud, the rights of the Indemnified Parties under this Article IV shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement. Furthermore, notwithstanding any other provision of this Agreement to the contrary, such rights may be enforced only by recourse to the Securities pursuant to the terms of the Pledge Agreement and as provided in Section 4.2(c).

          (b) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Indemnifying Persons for Damages under this Article IV (except for Damages arising out of fraud on the Seller's part, which shall not be limited hereby) shall not exceed the value of the Securities, determined pursuant to this Article IV, (ii) the individual liability of each Stakeholder for Damages under this Article IV shall not exceed the value of the Securities, determined pursuant to this Article IV, owned beneficially or of record by such Stakeholder and (iii) the Indemnifying Persons shall not be liable under this
Article IV (except for Damages relating to Satisfaction Consideration paid prior to November 9, 2001, which shall not be limited by this Section 4.4(b)(iii)) unless and until the Damages arising out of any claim arising out of the same event or series of events or events of a similar nature exceed $5,000 (a "Minor Claim") (it being agreed that such Minor Claims are immaterial in nature and accordingly not subject to indemnification hereunder) and unless and until the aggregate Damages for which they or it would otherwise be liable exceed $100,000 (at which point the Indemnifying Persons shall become liable for the aggregate Damages in excess of $100,000). For purposes solely of this Article IV, all representations and warranties of the Seller in Article II shall be construed as if the term "material" and any reference to "Seller Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

          (c) The liability of the Indemnifying Persons shall be several and not joint and no Stakeholder shall have any liability which exceeds the value of the Securities which such Stakeholder (which is an Indemnifying Person) shall own. Notwithstanding anything in this Article IV to the contrary, the rights of the Indemnified Persons hereunder are limited to recourse against the Securities pursuant to the terms of the Pledge Agreement and as provided in Section 4.2(c).

                                   ARTICLE V

                             POST-CLOSING AGREEMENTS

     5.1 PROPRIETARY INFORMATION. From and after the Closing, each of the Seller and the Stakeholders shall hold in confidence, and shall use its best efforts to have each of its Affiliates hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public (including without limitation financial information, technical information and data relating to the products, names of customers and software) and shall not disclose or make use of the same.

     5.2 NO SOLICITATION OR HIRING OF FORMER EMPLOYEES. Except as provided by law, for a period of three years after the Closing Date, neither the Seller nor any Affiliate thereof shall not directly or indirectly solicit or attempt to induce any person who was an employee of the Seller on the Closing Date and who then or thereafter becomes a full-time employee of the Buyer (until he is terminated by the Buyer without cause or until three months after he voluntarily terminates such employment) to terminate his employment with the Buyer or to become an employee of the Seller or hire any such person.

     5.3  NON-COMPETITION AGREEMENT.

          (a) For a period of three years after the Closing Date, neither the Seller nor any Affiliate thereof shall directly or indirectly (i) design, develop, market or sell any product or service which has the same or substantially the same form, function and primary application as any existing or proposed product or service designed, developed, marketed or sold by the Seller on or prior to the Closing Date or (ii) engage in any business competitive with the business of the Seller as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Seller conducted its business during the two years prior to the Closing Date; PROVIDED, that with respect to Matthew J. Stover, such period shall be one year following the date hereof and PROVIDED, FURTHER, that the foregoing shall not apply to any person or entity which is an Affiliate of any Stakeholder if the principal business of such Stakeholder is to develop or invest in other businesses, or to any director of the Seller who is not an employee of the Seller.

          (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 5.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

     5.4  SHARING OF DATA.

          (a) The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the purposes of winding down the Seller's business and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Seller shall cooperate with the Buyer in taking all steps necessary to permit and facilitate the audit by the Buyer's accountants of the Seller's historical financial condition and results of operations (the fees and expenses of which accountants shall be paid solely by the Buyer).

          (b) The Seller and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Acquired Assets from the Seller to the Buyer and the operation thereof by the Buyer.

          (c) Matthew J. Stover (one of the Stakeholders) agrees to provide all management letters and other documents and take all other steps required by the Buyer's independent certified public accountants in order for them to (i) audit and provide an unqualified report, except with respect to the Seller's status as a "going concern," on the Seller's financial statements (prepared in accordance with GAAP and Regulation S-X under the Securities Act) for the two years ended December 31, 2000, (ii) to review, in accordance with the requirements of GAAP and the SEC, the Seller's financial statements (prepared in accordance with GAAP and Regulation S-X under the Securities Act) for the period from January 1, 2001 through the date hereof, and (iii) review the Buyer's pro forma financial statements for such periods.

     5.5 NASDAQ LISTING. The Buyer shall use its best efforts to cause the Shares and the Common Stock underlying the Securities to be authorized for quotation on the Nasdaq National Market within 90 days after the Closing Date.

     5.6 USE OF NAME. The Seller agrees (i) to change its corporate name to a name other than and not similar to "edu.com, Inc." within two business days after the Closing Date and (ii) not to use the name "edu.com" or any derivation thereof after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date hereof.

     5.7 EXPENSES. Except as set forth in Article IV, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     5.8  RESTRICTIONS ON TRANSFER.

          (a) "Restricted Securities" means (i) the Shares, (ii) Buyer Warrant I, (iii) Buyer Warrant II, (iv) the Performance Warrant and (v) any shares of Common Stock issued or issuable upon the full or partial exercise of Buyer Warrant I, Buyer Warrant II or the Performance Warrant.

          (b) Until the first anniversary of the date of this Agreement, the interests of the Seller and any permitted transferee hereunder in the Restricted Securities shall be transferable only by operation of law or to a Stakeholder which is an accredited investor within the meaning of Rule 501 under the Securities Act or to any other debtholder or stockholder of the Seller which is an accredited investor, and which agrees in writing to become a Stakeholder and to be bound by the provisions of this Agreement (including without limitation those of Article IV) and the Pledge Agreement. Restricted Securities shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Buyer first shall have been furnished, at the Seller's (or the Stakeholders') sole expense, with an opinion of legal counsel reasonably satisfactory to the Buyer, which opinion is reasonably satisfactory in form and substance to the Buyer and the Buyer's legal counsel, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

          (c) Each certificate representing Restricted Shares shall bear legends substantially in the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     "The securities represented by this certificate are pledged to Student Advantage, Inc. pursuant to the terms of a Pledge Agreement dated May 10, 2001."

The first foregoing legend shall be removed from the certificates representing any Restricted Securities, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act. The second foregoing legend shall be removed from such certificate upon expiration or termination of the Pledge Agreement.

     5.9  SOLVENCY.

          (a) The Seller shall establish a mechanism for the orderly winding up of the business, operations and affairs of the Seller and the payment, compromise, satisfaction, settlement, resolution, release and/or discharge of the claims and obligations to the Seller's creditors, employees and other third parties to whom the Seller has obligations, whether fixed or contingent (the "Resolution Procedures"). The Seller shall set aside all of its available cash reserves in a segregated escrow account to be managed by designated representatives of the

Board of Directors of the Seller for the foregoing purposes. These representatives shall instruct Matthew J. Stover and Bejul Somaia to make payments to creditors or to otherwise satisfy, compromise, resolve, discharge and seek appropriate releases from creditors, employees and such other third parties, in the best judgement of Messrs. Stover and Somaia and the designated representatives of Seller. The Seller shall not deviate in any material way from the Resolution Procedures set forth above or waive the requirements for administering the claims of creditors OR amend or waive any provision of the Consulting Agreements between the Seller and each of Mr. Stover and Mr. Somaia of even date herewith without the prior written consent of the Buyer, if such waiver might adversely affect the Buyer in any manner.

          (b) In this regard, the parties agree that if, within one year after the date hereof, any creditor or purported creditor of the Seller, including without limitation any party to a contract with the Seller (a "Creditor") asserts a claim against the Buyer (a "Creditor's Claim"), within ten business days after the Seller's receipt of written notice from the Buyer in regard to the Creditor's Claim, the Seller shall cause such Creditor's Claim to be paid, compromised, released, discharged, withdrawn or otherwise resolved ("Resolved") and shall have received from such Creditor a full release of any and all claims against the Seller and the Buyer, fully satisfactory in form and substance to the Buyer (a "Satisfactory Release"). The Buyer shall have the right (but not the obligation) to seek to have Resolved any Creditor's Claim which is not otherwise Resolved within ten business days after the Seller's receipt of written notice from the Buyer in regard to the Creditor's Claim, for such consideration payable by the Buyer as the Buyer shall determine in its sole and absolute discretion ("Satisfaction Consideration"), for which the Buyer shall be entitled to indemnification pursuant to Article IV if such Satisfaction Consideration is paid by the Buyer prior to November 9, 2001.

          (c) If any Stakeholder shall elect to pay any Satisfaction Consideration to Resolve any Claim on behalf of the Seller, it shall not be entitled to any rights of subrogation or indemnification or any similar rights whatsoever.

     5.10 RESERVATION OF THE SHARES. The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Common Stock for delivery upon exercise of Buyer Warrant I, Buyer Warrant II and the Performance Warrant.

     5.11 EMPLOYEE MATTERS AND OPTION GRANTS.

          (a) The Seller hereby consents to the hiring of the employees of the Seller to be determined by the Buyer (provided the Buyer shall not be obligated hereby to employ any of such employees or continue the employment of any such employees after the Closing) and waives, with respect to the employment by the Buyer of such employees, any claims or rights the Seller may have against the Buyer or any such employee under any non-competition, confidentiality or employment agreement.

          (b) The Buyer shall grant options under its existing employee stock option plans or substantially similar employee stock option plans ("Buyer Options") to any employees of the Seller whom the Buyer elects to hire ("New Employees") in amounts not inconsistent with the Buyer's policies and practices in regard to employee stock options.

          (c) The Buyer shall also grant to the New Employees in the aggregate, in such proportions as Buyer shall elect, Buyer Options to purchase a total of 60,000 shares of Common Stock priced at 100% of fair market value on the date of grant as determined under the Buyer's stock option plans ("Fair Market Value"), such options to vest and become fully exercisable if the grantee remains employed by the Buyer for nine months following the date hereof (provided that the grant of such options shall not change the status of any New Employee as an employee at will). Such Buyer Options granted pursuant to this Section 5.11(c) shall provide for immediate vesting in full upon the termination of a New Employee's employment with the Buyer by the Buyer without cause (as that term is defined under Buyer's existing stock option plans or standard forms of stock option agreement). If any New Employees voluntarily terminate their employment with the Buyer within six months following the date hereof, the Buyer shall grant to one or more of the other New Employees in the aggregate (pro rata to the numbers of Buyer Options theretofore issued to them under this Section 5.11(c)) new Buyer Options (priced at 100% of Fair Market Value on the date of such grant and vesting and becoming fully exercisable if the new grantee remains employed by the Buyer for nine months following the date hereof) in an aggregate number equal to the number of Buyer Options granted to such terminating New Employee pursuant to this Section 5.11(c) but not including Buyer Options granted pursuant to Section 5.11(b) (provided that the grant of such options shall not change the status of any New Employee as an employee at will).

                                   ARTICLE VI

                                   DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

        Defined Term                                             Section
        ------------                                             -------

        AAA                                                      7.13(b)
        Acquired Assets                                          1.1(a)
        Affiliate                                                2.15(a)(vii)
        Agreed Amount                                            4.2(c)
        Ancillary Agreements                                     1.1(b)(ii)
        Assigned Contracts                                       1.1(a)(iv)
        Assumed Liabilities                                      1.2(a)
        Average Closing Price                                    1.3
        Buyer                                                    Introduction
        Buyer Material Adverse Effect                            3.1
        Buyer Options                                            5.11(b)
        Buyer Reports                                            3.5
        Buyer Warrant I                                          1.3
        Buyer Warrant II                                         1.3
        CERCLA                                                   2.21(a)
        Claim Notice                                             4.2(b)
        Claimed Amount                                           4.2(b)
        Closing                                                  1.4(a)

        Defined Term                                             Section
        ------------                                             -------

        Closing Date                                             1.4(a)
        Code                                                     2.20(a)
        Common Stock                                             1.3
        Controlling Party                                        4.2(a)
        Creditor                                                 5.9(b)
        Creditor's Claim                                         5.9(b)
        Customer Deliverables                                    2.13(a)
        Damages                                                  4.1
        Debts                                                    5.9
        Disclosure Schedule                                      Article II
        Dispute                                                  4.2(c)
        Disputes and Other Claims                                7.13
        Employee Benefit Plan                                    2.20(d)
        Environmental Law                                        2.21(a)
        ERISA                                                    2.20(d)
        Excluded Assets                                          1.1(b)
        Expected Claim Notice                                    4.3
        Exchange Act                                             2.15(a)(vii)
        Fair Market Value                                        5.11(c)
        Financial Statements                                     2.6(a)
        GAAP                                                     2.6(a)
        Governmental Entity                                      1.1(a)(vii)
        Gross Margin                                             1.6(b)
        Indemnified Party                                        4.2(a)
        Indemnifying Party                                       4.2(a)
        Indemnifying Persons                                     4.1
        Intellectual Property                                    1.1(a)(iii)
        Internal Systems                                         2.13(a)
        Legal Proceeding                                         2.17
        Lincoln Street Lease                                     1.4(b)(xvi)
        Materials of Environmental Concern                       2.21(b)
        Minor Claim                                              4.4(b)
        Most Recent Balance Sheet                                2.8
        Most Recent Balance Sheet Date                           2.6(a)
        New Employees                                            5.11(b)
        Non-controlling Party                                    4.2(a)
        Notice of Dispute                                        7.13(a)
        Ordinary Course of Business                              2.4
        Outstanding Notes                                        2.2
        Parties                                                  Introduction
        Performance Warrant                                      1.6
        Permits                                                  1.1(a)(vii)
        Pledge Agreement                                         1.4(b)(xi)
        Premises                                                 1.4(b)(xiv)

        Defined Term                                             Section
        ------------                                             -------

        Purchase Price                                           1.3
        Qualifying Revenues                                      1.6(b)
        Resolution Procedures                                    5.9(a)
        Response                                                 4.2(c)
        Restricted Securities                                    5.8(a)
        Retained Liabilities                                     1.2(b)
        Resolved                                                 5.9(b)
        Revenues                                                 1.6(b)
        Satisfaction Consideration                               5.9(b)
        Satisfactory Release                                     5.9(b)
        SEC                                                      2.27(e)
        Secured Promissory Note                                  1.3
        Securities                                               1.3
        Securities Act                                           2.27(a)
        Security Interest                                        2.4
        Seller                                                   Introduction
        Seller Intellectual Property                             2.13(a)
        Seller Material Adverse Effect                           2.1
        Shares                                                   1.3
        Software                                                 2.13(e)
        Stakeholders                                             Introduction
        Taxes                                                    2.9(a)(i)
        Tax Returns                                              2.9(a)(ii)
        Unknown Creditor                                         5.9(c)
        Unknown Creditor's Claim                                 5.9(c)

                                  ARTICLE VII

                                  MISCELLANEOUS

     7.1 TRANSFER AND SALES TAX. Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

     7.2 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without affording the other Parties a reasonable opportunity to review and suggest comments thereto; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     7.3 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     7.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

     7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; PROVIDED, HOWEVER, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

     7.6 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     7.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.8 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by first class mail, postage prepaid, electronic facsimile transmission or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     IF TO THE SELLER:

     edu.com, inc.
     125 Lincoln Street
     Boston, Massachusetts 02111
     Attn: Mr. Michael Taylor

     IF TO THE BUYER:                              COPY TO:

     Student Advantage, Inc.                       Hale and Dorr LLP
     280 Summer Street                             60 State Street
     Boston, Massachusetts 02210                   Boston, Massachusetts 02109
     Attn: General Counsel                         Attn: Edward Young, Esq.

Either Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     7.10 CERTAIN PROVISIONS REGARDING STAKEHOLDERS. The Stakeholders acknowledge that all indebtedness of the Seller held by them is being cancelled in consideration of their interest in the Securities (if any) to be distributed to them pursuant to Section 5.8. Until the first anniversary of the date of this Agreement, neither the Seller nor any Stakeholder shall sell short any securities of the Buyer or engage in any hedging or other transaction which has the effect of, or is equivalent to, a disposition of any securities of the Seller. Each Stakeholder hereby agrees to vote any and all securities owned by it in favor of any merger involving the Seller and the Buyer or any Affiliate of the Buyer which the Buyer may subsequently propose for the purpose of facilitating the transfer of the lease of the Premises.

     7.11 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to either default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     7.13 DISPUTE RESOLUTION. Except for the right of either Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, specific performance or other equitable relief, any Disputes arising under Article IV and any and all other claims, disputes, ambiguities or controversies arising under, resulting from, or related to this Agreement ("Disputes and Other Claims"), shall be resolved by negotiation, mediation and, if necessary, arbitration, as follows:

          (a) The Party raising such Disputes and Other Claims shall promptly advise the other Party in writing describing in reasonable detail the nature of such Disputes and Other Claims ("Notice of Dispute"). The senior management of the Parties shall by good faith negotiations attempt to resolve the Disputes and Other Claims within twelve (12) business days of the Notice of Dispute. In the event the senior management negotiations shall not resolve the Disputes and Other Claims in the twelve-day period, the Parties shall submit the Disputes and Other Claims to mediation. By not later than five (5) business days after the end of such twelve-day period, each Party shall select for itself a representative having authority to bind such Party and advise the other party in writing of the name and title of such representative. By not later than five (5) business days thereafter, the Party against whom the Disputes and Other Claims shall have been raised shall select a mediation organization in the Boston area and shall notify the other Party thereof in writing. Such representatives shall schedule a date with such organization for a mediation hearing to be held no later than ten (10) days after such date of notice of selection of the mediation organization. The parties shall enter into good faith mediation, and each party shall bear its own costs and an equal share of the costs and fees of the mediator and the mediation organization. The parties, their representatives, other participants and the mediator shall hold in confidence the existence, content and result of the mediation. Defenses based on the passage of time shall be suspended upon submitting the Disputes and Other Claims to the mediator and during the mediation, and the time period during the mediation shall be disregarded in calculating such defenses.

          (b) If the representatives of the Parties shall not have been able to resolve the Disputes and Other Claims within fifteen (15) business days after such mediation hearing, then any and all Disputes and Other Claims shall be resolved by final and binding arbitration in Boston, Massachusetts under the then current procedural rules of the American Arbitration Association (the "AAA"); PROVIDED, HOWEVER, all substantive issues, including relief, shall be governed by, interpreted and construed in accordance with Section 7.9 of this Agreement. The Party submitting the Disputes and Other Claims to the AAA shall request that the AAA appoint one (1) arbitrator who is knowledgeable in the electronic commerce industry and who will follow substantive rules of law. The arbitrator shall have the power to award summary judgment to the extent that any issues may be resolved prior to the hearing based on the clear language of this Agreement. The arbitrator shall have the power to award or compel specific performance. The arbitrator shall have the power to add to, subtract from or modify any of the terms and conditions of this Agreement, but not to award punitive damages. Any award rendered in such arbitration may be enforced by either party in any court of competent jurisdiction, to whose jurisdiction for such purposes each party hereby irrevocably consents and submits.

          (c) All costs and expenses, including attorney's fees, of both Parties incurred in any Disputes and Other Claims which is determined and/or settled by arbitration pursuant to this Section 7.13 shall be borne by the Party determined to be liable in respect of such Disputes and Other Claims; PROVIDED, HOWEVER, that if complete liability is not assessed against one Party, the Parties shall share the total costs in proportion to their respective amounts of liability so determined. Except where clearly prevented by the area in dispute, both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Notwithstanding any provision to the contrary contained herein, no provision of this Agreement shall prevent either Party from seeking appropriate injunctive relief and all other relief available in equity.

     7.14 CONSTRUCTION.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

          (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

  [REST OF PAGE INTENTIONALLY LEFT BLANK. COUNTERPART SIGNATURE PAGES FOLLOW.]

   [COUNTERPART SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT DATED AS OF MAY 10,
                                      2001]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        BUYER:

                                        STUDENT ADVANTAGE, INC.

                                        By: /s/ Raymond V. Sozzi, Jr.
                                            ------------------------------------

                                        Title: President

                                        SELLER:

                                        EDU.COM, INC.

                                        By: /s/ Matthew J. Stover
                                            ------------------------------------

                                        Title: President

                                        STAKEHOLDERS:

                                        INFORMATION TECHNOLOGY VENTURES II, LP

                                        By: /s/ Virginia Turezyn
                                            ------------------------------------

                                        Its: Managing Director

                                        ITV AFFILIATES FUND II, LP

                                        By: /s/ Virginia Turezyn
                                            ------------------------------------

                                        Its: Managing Director

                                        MAYFIELD IX

                                        By: /s/ Michael Levinthal
                                            ------------------------------------

                                        Its: General Partner

                                        MAYFIELD ASSOCIATES FUND IV

                                        By: /s/ Michael Levinthal
                                            ------------------------------------

                                        Its: General Partner

       [COUNTERPART SIGNATURE PAGE TO AGREEMENT DATED AS OF MAY 10, 2001]


                                        HARBOURVEST PARTNERS VI-DIRECT FUND,
                                        L.P.

                                        By: HarbourVest VI - Direct Associates
                                            L.L.C.

                                        By: Its Managing General Partner

                                        By: HarbourVest Partners, LLC

                                            Its Managing Member

                                        By: /s/ Michael W. Taylor
                                            ------------------------------------

                                        Its: Principal


                                        GENERAL CATALYST, LLC


                                        By: /s/ William J. Fitzgerald
                                            ------------------------------------

                                        Its: Senior Vice President and Chief
                                             Financial Officer


                                        DHM ARCADIA PARTNERS, L.P.


                                        By: /s/ Liam Donohue
                                            ------------------------------------

                                        Its: Member


                                        WATERVIEW PARTNERS, L.P.

                                        By: Waterview Capital Management LLC,
                                            General Partner

                                        By: /s/ Augustus K. Oliver
                                            ------------------------------------

                                        Its: Managing Member


                                        D&DF WATERVIEW PARTNERS, L.P.

                                        By: Waterview Capital Management LLC,
                                            General Partner

                                        By: /s/ Augustus K. Oliver
                                            ------------------------------------

                                        Its: Managing Member


       [COUNTERPART SIGNATURE PAGE TO AGREEMENT DATED AS OF MAY 10, 2001]


                                        FIRST CHICAGO EQUITY CORPORATION


                                        By: /s/ Anthony B. Davis
                                            ------------------------------------

                                        Its: Duly Authorized Signatory


                                        CROSS CREEK PARTNERS X-A


                                        By: /s/ Anthony B. Davis
                                            ------------------------------------

                                        Its: Member


                                        COMDISCO, INC.


                                        By: /s/ Victor Hanna
                                            ------------------------------------

                                        Its: Vice President


                                        /s/ Matthew J. Stover
                                        ----------------------------------------
                                        Matthew J. Stover


                                        /s/ Michael Bronner
                                        ----------------------------------------
                                        Michael Bronner


                                        /s/ Michael J. Halpern
                                        ----------------------------------------
                                        Michael J. Halpern

[The following schedules and exhibits to this Asset Purchase Agreement have been omitted and will be provided to the Commission upon request to the Company:



Exhibit A-1 - Form of Buyer Warrant I

Exhibit A-2 - Form of Buyer Warrant II

Exhibit A-3 - Form of Performance Warrant

Exhibit B - Form of Sublease]

Disclosure Schedule